Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Charles Coleman, (626) 302-7982
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports Fourth Quarter and Full-Year 2015 Results; Introduces 2016 Earnings Guidance

ROSEMEAD, Calif., February 23, 2016 - Edison International (NYSE: EIX) today reported fourth quarter 2015 net loss on a GAAP basis of $79 million, or $0.24 per share, compared to net income of $420 million, or $1.29 per share, in the fourth quarter of 2014. On an adjusted basis, Edison International’s fourth quarter 2015 core earnings were $287 million, or $0.88 per share, compared to $355 million, or $1.08 per share, in the fourth quarter of 2014.
Southern California Edison's (SCE) fourth quarter 2015 core earnings decreased by $66 million, or $0.20 per share, from the fourth quarter 2014 primarily due to lower authorized California Public Utilities Commission (CPUC) revenue from implementation of the 2015 CPUC General Rate Case (GRC) decision and higher income taxes, partially offset by lower operation and maintenance costs. Edison International Parent and Other’s fourth quarter 2015 core loss increased by $2 million compared to fourth quarter 2014 core losses primarily due to income taxes and expenses.
Fourth quarter 2015 core earnings exclude losses of $366 million, or $1.12 per share, primarily related to the $382 million, or $1.18 per share, write-down of SCE regulatory assets previously recorded for recovery of deferred income taxes from 2012-2014 incremental tax repair deductions. Fourth quarter 2014 core earnings exclude SCE income of $24 million, or $0.08 per share, related to a revised estimated impact of the San Onofre Nuclear Generating Station (SONGS) Settlement Agreement, and income of $41 million, or $0.13 per share, primarily due to discontinued operations.
“Our results are well ahead of earnings guidance,” said Ted Craver, chairman and chief executive officer of Edison International, “and reflect SCE’s strong rate base growth and continued focus on operational excellence. With the potential for continued long-term growth and productivity improvements at SCE along with continued development of Edison Energy Group’s businesses, Edison International is well-positioned in a rapidly changing industry.”

Full-Year Earnings
For the year ended December 31, 2015, Edison International reported net income on a GAAP basis of $1.02 billion, or $3.13 per share, compared to $1.612 billion, or $4.95 per share, during 2014. On an adjusted basis, Edison International’s core earnings were $1.336 billion, or $4.10 per share, compared to $1.497 billion, or $4.59 per share, in 2014.
SCE’s core earnings for the year ended December 31, 2015 decreased $157 million, or $0.48 per share, from 2014, primarily due to lower CPUC-related revenue from implementation of the 2015 CPUC GRC decision and higher income taxes, partially offset by an increase in Federal Energy Regulatory Commission-related revenue from rate base growth, lower operation and maintenance costs and earnings on funds used during construction. Edison International Parent and Other’s 2015 core losses increased $4 million, or $0.01 per share, compared to 2014 primarily due to income taxes and expenses.

Edison International Reports Fourth Quarter and Full-Year 2015 Financial Results

2015 core earnings exclude losses of $316 million, or $0.97 per share, primarily related to the $382 million, or $1.18 per share, write-down of SCE regulatory assets. 2014 core earnings exclude SCE net charges of $72 million, or $0.22 per share, related to the SONGS Settlement, and income of $187 million, or $0.58 per share, primarily due to discontinued operations.
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.
2016 Earnings Guidance
The company announced core and basic earnings guidance of $3.81 to $4.01 per share for 2016. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2016 Core and Basic Earnings Guidance as of February 23, 2016

	Low	Midpoint	High
SCE		$4.09
EIX Parent & Other		(0.18)
EIX Core EPS	$3.81	$3.91	$4.01
Non-Core Items	-	-	-
EIX Basic EPS	$3.81	$3.91	$4.01

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power and an investor in energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities.

Edison International Reports Fourth Quarter and Full-Year 2015 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles (GAAP) used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Risk Disclosure Statement
Forward-looking statements about the financial outlook for Edison International and its subsidiaries are included in this news release. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Edison International’s Form 10-K and other reports and presentations filed with the Securities and Exchange Commission which are available at: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Tuesday, February 23, 2016, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-888-568-0891 (US) and 1-402-998-1567 (Int’l) - Passcode: 22316
Telephone replay available through March 3, 2016
Webcast:     www.edisoninvestor.com

Edison International Reports Fourth Quarter and Full-Year 2015 Financial Results

Fourth Quarter and Full-Year Reconciliation of
Core Earnings Per Share to Basic Earnings Per Share

	Three months ended December 31,			Years ended December 31,
	2015	2014	Change	2015	2014	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$(0.25)	$1.17	$(1.42)	$3.06	$4.46	$(1.40)
Edison International Parent and Other	0.03	—	0.03	(0.04)	(0.08)	0.04
Discontinued operations	(0.02)	0.12	(0.14)	0.11	0.57	(0.46)
Edison International	(0.24)	1.29	(1.53)	3.13	4.95	(1.82)
Less: Non-core items
SCE	(1.14)	0.08	(1.22)	(1.14)	(0.22)	(0.92)
Edison International Parent and Other	0.04	0.01	0.03	0.06	0.01	0.05
Discontinued operations	(0.02)	0.12	(0.14)	0.11	0.57	(0.46)
Total non-core items	(1.12)	0.21	(1.33)	(0.97)	0.36	(1.33)
Core earnings (losses)
SCE	0.89	1.09	(0.20)	4.20	4.68	(0.48)
Edison International Parent and Other	(0.01)	(0.01)	—	(0.10)	(0.09)	(0.01)
Edison International	$0.88	$1.08	$(0.20)	$4.10	$4.59	$(0.49)
Note: Diluted earnings were $(0.24) and $1.27 per share for the three months ended December 31, 2015 and 2014, respectively, and $3.10 and $4.89 per share for the years ended December 31, 2015 and 2014, respectively.

Fourth Quarter and Full-Year Reconciliation of
Core Earnings to Basic Earnings (in millions)

	Three months ended December 31,			Years ended December 31,
(in millions)	2015	2014	Change	2015	2014	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$(80)	$380	$(460)	$998	$1,453	$(455)
Edison International Parent and Other	9	1	8	(13)	(26)	13
Discontinued operations	(8)	39	(47)	35	185	(150)
Edison International	(79)	420	(499)	1,020	1,612	(592)
Less: Non-core items
SCE	(370)	24	(406)	(370)	(72)	(310)
Edison International Parent and Other	12	2	10	19	2	17
Discontinued operations	(8)	39	(47)	35	185	(150)
Total non-core items	(366)	65	(443)	(316)	115	(443)
Core earnings (losses)
SCE	290	356	(66)	1,368	1,525	(157)
Edison International Parent and Other	(3)	(1)	(2)	(32)	(28)	(4)
Edison International	$287	$355	$(68)	$1,336	$1,497	$(161)

Edison International Reports Fourth Quarter and Full-Year 2015 Financial Results

Consolidated Statements of Income			Edison International
	Quarters ended December 31,		Years ended December 31,
(in millions, except per-share amounts)	2015	2014	2015	2014
Total operating revenue	$2,341	$3,114	$11,524	$13,413
Purchased power and fuel	618	1,029	4,266	5,593
Operation and maintenance	830	901	2,990	3,149
Depreciation, decommissioning and amortization	467	472	1,919	1,720
Property and other taxes	81	87	336	322
Impairment and other charges	5	(68)	5	157
Total operating expenses	2,001	2,421	9,516	10,941
Operating income	340	693	2,008	2,472
Interest and other income	58	39	174	147
Interest expense	(136)	(138)	(555)	(560)
Other expenses	(18)	(29)	(59)	(80)
Income from continuing operations before income taxes	244	565	1,568	1,979
Income tax expense	291	159	486	443
(Loss) Income from continuing operations	(47)	406	1,082	1,536
(Loss) Income from discontinued operations, net of tax	(8)	39	35	185
Net (loss) income	(55)	445	1,117	1,721
Preferred and preference stock dividend requirements of utility	29	28	113	112
Other noncontrolling interests	(5)	(3)	(16)	(3)
Net (loss) income attributable to Edison International common shareholders	$(79)	$420	$1,020	$1,612
Amounts attributable to Edison International common shareholders:
(Loss) Income from continuing operations, net of tax	$(71)	$381	$985	$1,427
(Loss) Income from discontinued operations, net of tax	(8)	39	35	185
Net (loss) income attributable to Edison International common shareholders	$(79)	$420	$1,020	$1,612
Basic (loss) earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$(0.22)	$1.17	$3.02	$4.38
Discontinued operations	(0.02)	0.12	0.11	0.57
Total	$(0.24)	$1.29	$3.13	$4.95
Diluted (loss) earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	328	329	329	329
Continuing operations	$(0.22)	$1.15	$2.99	$4.33
Discontinued operations	(0.02)	0.12	0.11	0.56
Total	$(0.24)	$1.27	$3.10	$4.89
Dividends declared per common share	$0.4800	$0.4175	$1.7325	$1.4825

Edison International Reports Fourth Quarter and Full-Year 2015 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions)	2015	2014
ASSETS
Cash and cash equivalents	$161	$132
Receivables, less allowances of $62 and $68 for uncollectible accounts at respective dates	771	790
Accrued unbilled revenue	565	632
Inventory	267	281
Derivative assets	79	102
Regulatory assets	560	1,254
Other current assets	251	376
Total current assets	2,654	3,567
Nuclear decommissioning trusts	4,331	4,799
Other investments	203	207
Total investments	4,534	5,006
Utility property, plant and equipment, less accumulated depreciation and amortization of $8,548 and $8,132 at respective dates	34,945	32,859
Nonutility property, plant and equipment, less accumulated depreciation of $85 and $76 at respective dates	140	122
Total property, plant and equipment	35,085	32,981
Derivative assets	84	219
Regulatory assets	7,512	7,612
Other long-term assets	441	349
Total long-term assets	8,037	8,180

Total assets	$50,310	$49,734

Edison International Reports Fourth Quarter and Full-Year 2015 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions, except share amounts)	2015	2014
LIABILITIES AND EQUITY
Short-term debt	$695	$1,291
Current portion of long-term debt	295	504
Accounts payable	1,310	1,580
Accrued taxes	72	81
Customer deposits	242	221
Derivative liabilities	218	196
Regulatory liabilities	1,128	401
Other current liabilities	967	1,205
Total current liabilities	4,927	5,479
Long-term debt	10,964	10,234
Deferred income taxes and credits	7,480	6,861
Derivative liabilities	1,100	1,052
Pensions and benefits	1,759	2,155
Asset retirement obligations	2,764	2,821
Regulatory liabilities	5,676	5,889
Other deferred credits and other long-term liabilities	2,246	2,255
Total deferred credits and other liabilities	21,025	21,033
Total liabilities	36,916	36,746
Commitments and contingencies
Redeemable noncontrolling interest	6	6
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,484	2,445
Accumulated other comprehensive loss	(56)	(58)
Retained earnings	8,940	8,573
Total Edison International's common shareholders' equity	11,368	10,960
Noncontrolling interests – preferred and preference stock of utility	2,020	2,022
Total equity	13,388	12,982

Total liabilities and equity	$50,310	$49,734

Edison International Reports Fourth Quarter and Full-Year 2015 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions)	2015	2014	2013
Cash flows from operating activities:
Net income	$1,117	$1,721	$1,015
Less: Income from discontinued operations	35	185	36
Income from continuing operations	1,082	1,536	979
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	2,005	1,815	1,696
Allowance for equity during construction	(87)	(65)	(72)
Impairment and other charges	5	157	571
Deferred income taxes and investment tax credits	449	522	345
Other	(28)	20	18
Nuclear decommissioning trusts	(428)	39	76
EME settlement insurance proceeds and settlement payments	(176)	(225)	—
Changes in operating assets and liabilities:
Receivables	49	64	(56)
Inventory	14	(25)	80
Accounts payable	8	14	45
Prepaid and accrued taxes	(28)	(100)	(92)
Other current assets and liabilities	(24)	(103)	(155)
Derivative assets and liabilities, net	45	(40)	(30)
Regulatory assets and liabilities, net	1,729	(358)	(322)
Other noncurrent assets and liabilities	(106)	(3)	(116)
Net cash provided by operating activities	4,509	3,248	2,967
Cash flows from financing activities:
Long-term debt issued or remarketed, net of discount and issuance costs of $17, $6, and $19 at respective periods	1,420	494	2,168
Long-term debt matured or repurchased	(762)	(607)	(1,017)
Preference stock issued, net	319	269	387
Preference stock redeemed	(325)	—	(400)
Short-term debt financing, net	(572)	1,079	32
Cash contribution from redeemable noncontrolling interest	17	9	—
Dividends to noncontrolling interests	(116)	(111)	(101)
Dividends paid	(544)	(463)	(440)
Other	(25)	(25)	(48)
Net cash (used in) provided by financing activities	(588)	645	581
Cash flows from investing activities:
Capital expenditures	(4,225)	(3,906)	(3,599)
Proceeds from sale of nuclear decommissioning trust investments	3,506	2,617	1,204
Purchases of nuclear decommissioning trust investments	(3,132)	(2,661)	(1,302)
Proceeds from sale of assets	47	6	181
Other	(88)	37	(56)
Net cash used in investing activities	(3,892)	(3,907)	(3,572)
Net increase (decrease) in cash and cash equivalents	29	(14)	(24)
Cash and cash equivalents at beginning of year	132	146	170
Cash and cash equivalents at end of year	$161	$132	$146